JOINT VENTURE AGREEMENT FOR ESTABLISHMENT OF
D.S. FIRST SYSTEMS (BEIJING) LIMITED

CHAPTER 1    GENERAL PROVISIONS

In accordance with the "Law of the People's Republic of China on Chinese Foreign Joint Ventures" and the "Regulations for the Implementation of the law on Chinese-foreign Equity Joint Ventures of the People's Republic of China" and other relevant Chinese laws and regulations, The Ministry of Public Security of People's Republic of China, The First Research Institute, Beijing Zhougdun Security Technology Development Company (Chinese-Party A), Qing Dao Waldorf Real Estate Company (Chinese-Party B), Detection Systems International, Inc. (Foreign-Party A) and Hunt Electronic Co., Ltd. (Foreign-Party B), adhering to the principles of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise in Beijing, the People's Republic of China and this Agreement is made for this purpose.

CHAPTER 2    PARTIES TO THE JOINT VENTURE

ARTICLE 1

The names of the parties and their respective registered addresses and legal representatives are as follows:

CHINESE-PARTY A

Name:    The Ministry of Public Security of People's Republic of China
                        The First Research Institute, Beijing
                        Zhougdun Security
                        Technology Development Company

Registered Address:     No. 1, Capital Gymnasium South Road, Beijing,
                        People's Republic of China

Legal Representative:   Mr. Fu, Sen

Position:               Director

Nationality:            Chinese

CHINESE-PARTY B

Name:                   Qing Dao Waldorf Real Estate Company

Registered Address:     No. 9, Yue Yang Road, Qing Dao City, People's
                        Republic of China

Legal Representative:   Mr. Li, Wei-Yuan

Position:               Managing Director

Nationality:            Chinese

FOREIGN-PARTY A

Name:                   Detection Systems International, Inc.

Registered Address:     1800 Abbott Street, P.O. Box 80012, Salinas, CA
                        93912-0012, U.S.A.

Legal Representative:   Mr. Lawrence R. Tracy

Position:               President

Nationality:            United States of America

FOREIGN-PARTY B

Name:                   Hunt Electronic Co., Ltd.

Registered Address:     6th Floor, No. 57-59, Jiun Hsien Road, Chi Tu
                        District, Keelung, Taiwan R.O.C.

Legal Representative:   Mr. Cheng, Tzu Chao

Position:               Managing Director

Nationality:            Taiwan

CHAPTER 3    ESTABLISHMENT OF THE JOINT VENTURE COMPANY

ARTICLE 2

In accordance with the "Law of the People's Republic of China on Chinese-foreign Joint Ventures" and other relevant Chinese laws and regulations, the parties to the joint venture agree to set up a joint venture company with limited liability known as D.S. First Systems (Beijing) Limited (hereinafter referred to as "the Company"). The Company is a legal person under the laws of the People's Republic of China.

ARTICLE 3

The Chinese name of the Company is (-----). The English name of the Company is D.S. First Systems (Beijing) Limited. The registered address of the Company is No. 1, Capital Gymnasium South Road, Beijing, People's Republic of China.

ARTICLE 4

All activities of the Company shall be conducted in accordance with the laws and pertinent rules and regulations of the People's Republic of China.

ARTICLE 5

The organization form of the Company is a limited liability company. The profits, risks and losses of the Company shall be shared by the parties in proportion to their contributions of the registered capital.

CHAPTER 4    THE OBJECTIVES, SCOPE AND SCALE OF PRODUCTION AND BUSINESS

ARTICLE 6

The objects of the Company are: to exploit the economic technical advantages enjoyed by each joint venture party, to develop and produce through and/or in China security safety products such as security alarm equipment, closed-circuit monitoring facilities, integrated control systems, to strengthen the business cooperation and the exchange of technology, to engage advanced and suitable technology and scientific management method for the purposes of improving the quality of such products, developing new products in order to enable them to compete both in China and in other foreign markets in terms of quality and price, so as to increase economic benefits and ensure satisfactory economic returns for the joint venture parties.

ARTICLE 7

The scope of the business of the Company is: to develop, produce, undertake installation contracts, sell advanced Artificial Intelligence security protection systems and products, security intrusion detectors and control panels, CCTV systems, integrated control system and to establish supermarkets for public security equipment and leasing business.

ARTICLE 8

The production capacity of the Company: The Company shall expand its production capacity on a gradual basis in accordance with the market demand in China and overseas, and in accordance with such market demand, the Company plans to construct production line in 1998 for the purpose of producing security system equipment including a variety of alarms and CCTV products.

CHAPTER 5    SELLING OF PRODUCTS

ARTICLE 9

The products of the Company shall be sold both in China and overseas, in the proportions of 70% and 30% respectively.

ARTICLE 10

Foreign-Party A and Foreign-Party B shall use their best endeavours to sell that portion of the products of the joint venture company intended for export. In addition, each of Foreign-Party A and Foreign-Party B undertakes to sell 30% of the products manufactured with or by means of the technology transferred by it to the Company where such products form a part of the products of the Company intended for export.

ARTICLE 11

In order to provide maintenance services for products sold both in China and overseas, the Company may set up branches for the purposes of sales and maintenance services both in China and overseas subject to the decision made by the Board of Directors of the Company and to the approval of the relevant Chinese authorities.

ARTICLE 12

The trademark for the joint venture's products shall be "D.S. 1" or D.S. One", subject to the approval of the trademark registration when the Company is founded.

ARTICLE 13

Both Foreign-Party A and Foreign-Party B are entitled to purchase products of the Company for re-sale overseas and the sale prices of such products shall be mutually agreed upon between the Company and Foreign-Party A or Foreign-Party B.

ARTICLE 14

All products supplied by the Company to Foreign-Party A or Foreign-Party B shall conform to all international approved standards such as UL, CE or others previously approved in respect of the same models.

CHAPTER 6    TOTAL AMOUNT OF INVESTMENT AND THE REGISTERED CAPITAL

ARTICLE 15

The total amount of investment of the Company shall be US $500,000.00. The registered capital of the Company shall be US $500,000.00

ARTICLE 16

All the parties contributing to the capital of the Company shall make their respective contributions in cash as follows:

                        Percentage of
         PARTY         REGISTERED CAPITAL            US$

Chinese-Party A           30%                    $150,000.00
Chinese-Party B           20%                    $100,000.00
Foreign-Party A           30%                    $150,000.00
Foreign-Party B           20%                    $100,000.00

ARTICLE 17

The registered capital of the Company shall be paid by the respective parties in one lump sum within one month after the date of issuance of the business license relating to the Company. The parties can make their respective payments in RMB or foreign currency. The exchange rate between RMB and foreign currency shall be the rate pronounced by the Foreign Exchange Bureau of the People's Republic of China on the date when the capital contribution is made.

ARTICLE 18

Any party to the joint venture wishing to transfer all or any part of its share of the Company to a third party other than the parties hereto, prior written consent shall be obtained from the other parties to the joint venture, and shall report to the examination and approval authority for approval. The Company shall not reduce its registered capital during the subsistence of the joint venture. Any party to the joint venture which is desirous of transferring all or part of its investment shall do so subject to the pre-emptive right of the other joint venture parties.

CHAPTER 7    RESPONSIBILITY OF EACH PARTY TO THE JOINT VENTURE

ARTICLE 19

The Company shall initially produce the following products including Security Intrusion Detectors TR540, TR540Q, TR560, TR560Q; Control Panel DS7080i; 1/3" CCD Black and White Camera and 1/3" CCD Colour Camera; and Mini-Matrix Video Control system, and in the meantime also research and develop safety security system, burglary alarm and integrated control systems. The parties shall be respectively responsible for the following matters:

Chinese-Party A:
1. Attending to matters such as the application for approval for the establishment of the Company from the relevant Chinese authorities, registration and obtaining the business license;

2.  Providing cash capital contribution in accordance with Article 17;

3. Provide existing facilities to enable the Company to produce pilot run of new designs at a cost that is mutually agreed upon.

4. Organizing the development, production and sale of the products, and to use its best endeavours to sell and promote the sale of the products intended for the domestic market;

5. Making full use of Chinese-Party A's influence in the public security equipment market in the People's Republic of China to establish sales and installation market therein;

6. Assisting the Company in purchasing or leasing equipment, materials, raw materials, articles for office use, transportation and communication facilities etc. in the People's Republic of China;

7. Assisting the Company in the People's Republic of China recruiting management and operations personnel, technical personnel, workers and other personnel which may be required;

8. Assisting foreign workers and staff in their applications for entry visa, work licenses and other travel requirements;

9. Responsible for providing technology and related training for the production of the Mini-Matrix Video Control System of the Company;

10. Responsible for obtaining the necessary licenses for transferring the technology required for the production of the products stated in Sub-clause 9 and obtaining all other technological matters stated in the Technology Transfer Agreement;

11. Providing the Company with all necessary materials to produce the products stated in Sub-clause 9 above at a price to be mutually agreed upon.

12.  Responsible for handling other matters entrusted to it by the Company.

Chinese-Party B:
1. Assisting Chinese-Party A by providing necessary documentation for completing the required registration matters of the Company;

2.  Providing cash capital contribution in accordance with Article 17;

3. Assisting the Company to obtain loan from banks to facilitate the setting up and expansion of the rental business and for all other necessary use of the business when the Company is founded and further to be qualified to apply for the loan;

4.  Responsible for all other matters entrusted to it by the Company.

Foreign-Party A:
1. Assisting Chinese-Party A by providing necessary documentation for completing the required registration matters of the Company;

2.  Providing cash contribution in accordance with Article 17;

3. Organizing the development, production and sale of the products including the import of the complete equipment units, parts of the equipment and finishing products;

4. Gradually introducing the foreign advanced business management method such as security product supermarket and leasing business;

5. Responsible for providing technology and related training for the production of Security Intrusion Detectors TR540, TR540Q, TR560, TR560Q and Control Panel DS7080i;

6. Responsible for obtaining the necessary licenses for transferring the technology required for the production of the products stated in Sub-clause 5 and obtaining all other technological matters stated in the Technology Transfer Agreement, the Custom I.C. technology is not fully owned by Foreign-Party A thus cannot be transferred under this Agreement;

7. Providing the Company with all necessary materials including the Custom I.C.s to produce the products stated in Sub-clause 5 above at a price to be mutually agreed upon;

8. Undertaking to use their best efforts to sell 30% of the products stated in Sub-clause 5 within the export portion and also to use its best endeavours to export the remaining export portion of the said products;

9.  Responsible for other matters entrusted to it by the Company.

Foreign-Party B:
1. Assisting Chinese-Party A by providing necessary documentation for completing the required registration matters of the Company;

2.    Providing cash capital contribution in accordance with Article 17;

3. Attending to the development and the production technology of the closed circuit monitoring equipment including the import of the complete equipment units, parts of the equipment and finishing products;

4. Responsible for providing technology and related training for the production of 1/3" CCD Black and White Camera and 1/3" CCD Colour Camera;

5. Responsible for obtaining the necessary licenses for transferring the technology required for the production of the products stated in Sub-clause 4 and obtaining all other technological matters stated in the Technology Transfer Agreement, the Custom I.C. technology is not fully owned by Foreign-Party B thus cannot be transferred under this Agreement;

6. Providing the Company with the necessary materials including the Custom I.C.s. to produce the products stated in Sub-clause 4 above at a price to be mutually agreed upon;

7. Undertaking to use their best efforts to sell 30% of the products stated in Sub-clause 4 within the export portion and also to use its best endeavours to export the remaining export portion of the said products;

8.    Responsible for other matters entrusted to it by the Company.

CHAPTER 8    TRANSFER OF TECHNOLOGY

ARTICLE 20

All the parties hereto agree that a technology transfer agreement shall be signed between the Company, Foreign-Party A, Foreign-Party B and Chinese-Party A within 12 months of the date hereof or after the establishment of a production line but before production takes place under which agreement the respective manufacturing licenses of Foreign-Party A, Foreign-Party B and Chinese-Party A will be obtained to enable the Company to realize its business production objective as well as to obtain advanced technology required for its production scale including product design, manufacturing skills, methods of testing, prescribed materials, standard of quality and personnel training.

ARTICLE 21

In respect of the technology agreed to be transferred by it, Foreign-Party A hereby warrants as follows:

1. Foreign-Party A warrants that the technology transferred by it in general, including the designs, manufacturing technology, technological process, testing and inspection relating to the products licensed by it for production, namely Security Intrusion Detectors TR540, TR540Q, TR560, TR560Q and Control Panel - DS7080i will be complete, precise and reliable and will realize the business objective of the Company and will also attain the quality and production capacity contemplated by the Joint Venture Agreement.

2. Foreign-Party A undertakes to procure that the Company shall have a full license to manufacture the products as stipulated in this Agreement and the technology transfer agreement.

3. The drawings, technological requirements and other detailed information which form part of the technology transfer shall be transferred to the Company on time.

4. During the subsistence of the technology transfer agreement, Foreign-Party A shall supply to the Company forthwith any improvements on the technology transferred by it thereunder including any information relating to such improvements and technological materials;

5. Foreign-Party A warrants that it has the exclusive right to transfer the technology stipulated in the technology transfer agreement.

ARTICLE 22

In respect of the technology agreed to be transferred by it, Foreign-Party B hereby warrants as follows:

1. Foreign-Party B warrants that the technology transferred by it in general, including the designs, manufacturing technology, technological process, testing and inspection relating to the products licensed by it for production, namely 1/3" CDD Black White Camera and 1/3" CDD Colour Camera will be complete, precise and reliable and will realize the business objective of the Company, and will also attain the quality and production capacity contemplated by the Joint Venture Agreement.

2. Foreign-Party B undertakes to procure that the Company shall have a full license to manufacture the products as stipulated in this Agreement and the technology transfer agreement.

3. The drawings, technological requirements and other detailed information which form part of the technology transfer shall be transferred to the Company on time.

4. During the subsistence of the technology transfer agreement, Foreign-Party B shall supply the Company forthwith any improvements on the technology transferred by it thereunder including any information relating to such improvements and technological materials.

5. Foreign-Party B warrants that it has the exclusive right to transfer the technology stipulated in the technology transfer agreement.

ARTICLE 23

In respect of the technology agreed to be transferred by it, Chinese-Party A hereby warrants as follows:

1. Chinese-Party A warrants that the technology transferred by it in general, including the designs, manufacturing technology, technological process, testing and inspection relating to the products licensed by it for production, namely Mini-Matrix Video Control System, will be complete, precise and reliable and will realize the business objective of the Company, and will also attain the quality and production capacity contemplated by the Joint Venture Agreement;

2. Chinese-Party A undertakes to procure that the Company shall have a full license to manufacture the products as stipulated in this Agreement and the technology transfer agreement;

3. The drawings, technological requirements and other detailed information which form part of the technology transfer shall be transferred to the Company on time;

4. During the subsistence of the technology transfer agreement, Chinese-Party A shall supply the Company forthwith any improvements of the technology transferred by it thereunder including any information relating to such improvements and technological materials;

5. Chinese-Party A warrants that it has the exclusive right to transfer the technology stipulated in the technology transfer agreement.

ARTICLE 24

In the event that the Company shall be legally dissolved or cease to trade for any reason, the technology transferred to the Company by Foreign-Party A, Foreign-Party B and Chinese-Party A under the technology transfer agreement and any products manufactured pursuant thereto shall immediately be transferred to Foreign-Party A, Foreign-Party B and Chinese-Party A respectively.

ARTICLE 25

The products and technology licensed by Foreign-Party A, Foreign-Party B and Chinese-Party A under the technology transfer agreement shall be for the use by the Company. None of the parties, except the transferor of its own products and technology to the joint venture, shall be entitled to use the technology and/or products transferred by other parties to the Company for its own use. Further, the parties hereto agree not to disclose any other parties' information relating to such products and technology to any third parties.

ARTICLE 26

The technology transfer license fee payable by the Company to Foreign-Party A, Foreign-Party B and Chinese-Party A respectively shall be paid by way of royalty. The rate of such royalty shall be 5% of the total amount of sales of the respective products licensed by Foreign-Party A, Foreign-Party B and Chinese-Party A to and manufactured by the Company. For the purpose of calculating the amount of royalty payable, the quantity of the products shall be calculated every six months and the amount of royalty payable shall be paid within 30 days thereafter.

ARTICLE 27

The duration of the technology transfer agreement to be signed by Foreign-Party A, Foreign-Party B, Chinese-Party A and the Company shall be 12 years, subject to any of the earlier termination clauses contained therein.

ARTICLE 28

Foreign-Party A, Foreign-Party B and Chinese-Party A shall each supply the necessary raw materials to the Company for the production of the products respectively transferred by them under the technology transfer agreement at prices to be agreed between the Company and Foreign-Party A, Foreign-Party B and Chinese-Party A respectively.

CHAPTER 9    DURATION OF THE JOINT VENTURE

ARTICLE 29

The duration of the Company shall be 12 years commencing from the date of issuance of the business license of the Company. In the event of any party proposing to extend its duration and such proposal is unanimously approved by the board of directors, an application for extension of the duration may be submitted to the original examination and approval authority not less than 6 months prior to the expiry of such duration.

CHAPTER 10    THE BOARD OF DIRECTORS

ARTICLE 30

The board of directors shall be constituted from the date the Company is registered.

ARTICLE 31

The supreme authority of the Company shall be vested in its board of directors which shall decide on all major issues concerning the Company. The matters listed below shall require the unanimous approval of the board of directors:

1.  the amendment of the Articles of Association;

2.  the termination and the dissolution of the Company;

3.  the increase and the transfer of the registered capital of the Company;

4.  the merger of the Company with other economic organization.

The following matters listed below shall also require the prior approval of two-thirds of the board of directors:

1.  any borrowing by the Company from any third party;

2.  any lending by the Company to any third party.

As for other matters, approval by a majority shall be obtained.

ARTICLE 32

The board of directors shall be made up of five directors, of which two shall be appointed by Foreign-Party A and one shall be appointed by each of Chinese-Party A, Chinese-Party B and Foreign-Party B respectively. The chairman of the board shall be appointed by Chinese-Party A and there shall be two vice-chairmen, one each to be appointed by Foreign-Party A and Chinese-Party B respectively. The term of office for the chairman and the directors shall be one year.

ARTICLE 33

The chairman shall be the legal representative of the Company. Should the chairman be unable to perform his duties for any reason, the board of directors can temporarily authorize a vice-chairman or any other director to perform the duties of the chairman.

ARTICLE 34

Board meetings shall be held at least once every year and shall be convened and presided over by the chairman. Minutes of the board meetings shall be filed and properly kept in Chinese and English languages. The chairman may, in special circumstances and upon the proposal of more than one-third of the directors, convene an emergency board meeting.

CHAPTER 11  BUSINESS MANAGEMENT OFFICE

ARTICLE 35

The Company shall establish a business management office which shall be responsible for managing the daily operations of the Company. The business management office shall have a general manager recommended by Foreign-Party A, four deputy general managers of which to be recommended by each party. The general manager, the deputy general managers and the senior consultant shall be appointed by the board of directors. The Company shall recruit the middle management staff, technicians and workers from the labour force available in the market according to the Company's requirements.

ARTICLE 36

The general manager shall be responsible for the carrying out of the decisions of the board of directors and organize and conduct the daily management of the Company. The deputy general managers and the senior consultant shall assist in the work of the general manager. Departments of administration, personnel, finance and accounting, computers, technology development, marketing and products, etc. shall be established under the business management office. Each department shall have its own manager who is responsible to attend to matters delegated by either or both the general manager and deputy general managers. The departmental managers shall be accountable to the general manager and the deputy general managers.

ARTICLE 37

In case of embezzlement or serious dereliction of duty on the part of the general manager, the deputy general managers or the senior consultant, the board of directors may dismiss him upon passing a resolution.

CHAPTER 12  LABOUR MANAGEMENT

ARTICLE 38

Matters in relation to the recruitment, employment, dismissal and resignation, wages, labour insurance, welfare and rewards of employee's of the Company shall be implemented in accordance with the "Regulations of the People's Republic of China on Labour Management in Chinese-Foreign Equity Joint Ventures" and its implementing rules after the board of directors having discussed and decided on the matters.

ARTICLE 39

Matters such as the appointment, salary, insurance, welfare and standard of traveling expenses of the senior management personnel recommended by the parties shall be discussed and decided by the board of directors.

CHAPTER 13  TAXES, FINANCE AND AUDIT

ARTICLE 40

The Company shall pay taxes in accordance with the laws and other relevant regulations of the People's Republic of China.

ARTICLE 41

Staff and workers of the Company shall pay individual income tax in accordance with the "Individual Income Tax Law of the People's Republic of China".

ARTICLE 42

The Company shall make payments to reserve fund, enterprise expansion fund and welfare fund for staff and workers in accordance with the stipulations of the "Law of the People's Republic of China on Chinese-foreign Equity Joint Venture". The proportion and the amount of the annual payment shall be decided by the board of directors in accordance with circumstances relating to the business of the Company.

ARTICLE 43
The Company shall use RMB as its account keeping unit. The fiscal year of the Company shall be from January 1 to December 31. All vouchers, receipts, reports, account books shall be written in Chinese; further monthly financial reports be written in Chinese and English according to international accounting standards are provided to all parties.

ARTICLE 44

The Company shall employ a Chinese registered accountant to verify and audit its accounts and reports shall be submitted to the board of directors and the general manager.

ARTICLE 45

Any party to the joint venture shall have the right to appoint its own accountant to audit the Company's accounts and the Company shall render assistance thereto. The audit report shall be submitted to the board of directors and the general manager, but such auditing shall not affect the normal production operation of the Company and the expenses incurred thereby shall be borne by the party who appoints the accountant.

ARTICLE 46

Within the first month of each fiscal year, the general manager shall prepare the previous year's balance sheet, profit and loss account and proposal regarding the distribution of profits and submit them to the board of directors for examination and approval.

CHAPTER 14  INSURANCE

ARTICLE 47

All insurance policies of the Company shall be taken out with the People's Insurance Company of China. The risks, premium and duration of each insurance policy shall be decided by the board of directors in accordance with the stipulations of the People's Insurance Company of China.

CHAPTER 15  DISPOSAL OF ASSETS AFTER THE EXPIRATION OF THE JOINT VENTURE

ARTICLE 48

Upon the expiry or earlier termination of the joint venture, the Company's dissolution shall be carried out according to the relevant law. Assets realized by the Company shall be distributed in accordance with the proportions of investment contributed by the parties hereto. All products and technology transferred or licensed under the technology transfer agreement shall immediately be returned and reverted to the original transferors concerned.

CHAPTER 16  AMENDMENT, ALTERATION AND DISCHARGE OF THIS AGREEMENT

ARTICLE 49

Any amendment to this Agreement shall be agreed in writing and signed by all the parties and shall only come into force after reporting to and obtaining the approval of the original examination and approval authority.

ARTICLE 50

In the event of force majeure that renders this Agreement incapable of being performed or the Company sustaining heavy losses in successive years that renders it incapable to continue operation, and after unanimously approved by the board of directors, or under the circumstance that the Company at any time incurs a loss which exceeds its assets, then the Company and this Agreement shall be terminated after reporting to and obtaining approval from the original examination and approval authority.

ARTICLE 51

In the event of any party to the joint venture failing to carry out its duties under this Agreement of the Articles of Association or committing a serious breach of any provision under this Agreement of the Articles of Association rendering the Company incapable of operating its business, then the party in default shall be deemed to have been unilaterally terminated this Agreement and the other parties shall have the right to claim compensation for economic losses and to terminate this Agreement in accordance with this Agreement after reporting to and obtaining approval from the original examination and approval authority.

CHAPTER 17  LIABILITIES FOR BREACH OF AGREEMENT

ARTICLE 52

In the event of any party failing to make its capital contribution in accordance with the provisions under Chapter 6 hereto, the party in default shall pay breach fees amounting to 3% of its capital contribution to the other parties each month starting from the first month of the due date. In the event the party in default failing to make its capital contribution within three months from the due date, apart from the duty to pay an accumulated breach fee of 9% of its capital contribution, the other parties shall have the rights to terminate this Agreement and claim compensation from the defaulting party.

CHAPTER 18  FORCE MAJEURE

ARTICLE 53

Should any party to this Agreement be prevented from performing this Agreement directly due to force majeure event such as earthquake, typhoon, flood, fire, war, that party shall immediately notify the other parties and shall within 15 days after the stopping of the force majeure event provide details of the event and valid documents evidencing the reason of its delaying in performing or inability to perform wholly or partly of this Agreement. The parties shall then, through consultations, decide whether to terminate this Agreement or to postpone implementing this Agreement and at the same time decide whether to exempt or lessen the obligations on the part of the defaulting party.

CHAPTER 19  APPLICABLE LAW

ARTICLE 54

The formation of this Agreement, its validity, interpretation, execution and dispute resolution shall be governed by the laws of the People's Republic of China.

CHAPTER 20  SETTLEMENT OF DISPUTES

ARTICLE 55

Any dispute arising from the performance of this Agreement shall be resolved through friendly consultations between the parties. In case that resolution cannot be reached through consultations, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission in Beijing for arbitration. In the event of the claim or amount of dispute exceeds U.S. dollars one (1) million, then the dispute shall be submitted to the International Economic and Trade Arbitration Commission or equivalent arbitration body in the third country for arbitration. The arbitral award shall be final and binding upon all the parties.

CHAPTER 21  LANGUAGE

ARTICLE 56

This Agreement shall be written in both Chinese and English. Both languages shall have equal force. In the event of any discrepancy between the two, the Chinese version shall prevail.

CHAPTER 22  EFFECTIVENESS OF THIS AGREEMENT AND OTHERS

ARTICLE 57

This Agreement is written in Chinese and English in four identical original copies which is kept by every party each, any supplemental agreement made in accordance with the principles stipulated in this Agreement shall have the same legal binding force as this Agreement.

ARTICLE 58

Any party wishing to give notice by telephone, facsimile etc., shall also give such notice in writing by post if such notice concerns the rights and obligations of the parties. The registered addresses of the parties listed in this Agreement shall be the postal addresses.

ARTICLE 59

This Agreement is made on the 11th day of April, 1996 and signed by the legal representatives of the parties in Beijing, China. This Agreement shall come into force on the date of obtaining the approval from the State Administration of Industry and Commerce.

Chinese-Party A: The Ministry of Public Security legal representative of People's Republic of China, The First Research Institute,
Beijing Zhougdun Security Technology Development Company

Chinese-Party B:  Qing Dao Waldorf Real Estate Co. Ltd. legal representative

Foreign-Party A: Detection Systems International, Inc. legal representative

Foreign-Party B:  Hunt Electronics Co., Ltd.  legal representative